Exhibit 99.1

Patriot National Appoints New Independent Director Michael Corey

FORT LAUDERDALE, FL., January 26, 2016 – Patriot National, Inc. (NYSE: PN), a leading provider of technology and outsourcing solutions, announced today that it has appointed Michael Corey to its Board of Directors, effective immediately. With the addition of Mr. Corey, the Patriot National Board has expanded to six members, four of whom are independent.

Mr. Corey is currently a senior Partner of The Corey Search Group, Inc., an advisory firm dedicated to the financial services industry worldwide. His activities range from executive search, strategic and succession plan consulting to capital raising for new insurance-focused ventures. Prior to his role at Corey Search Group he was Managing Partner at MJC Ventures, Inc., a consulting, search and advisory firm, and earlier he headed the development of the U.S. Market for Caldwell Partners, an international search firm in Canada. He previously held leadership roles at executive search firms Heidrick & Struggles and Highland Partners (acquired by Heidrick & Struggles), Lamalie & Associates, and Ward Howell.

“It’s a privilege to welcome financial services industry veteran Mike Corey to our Board as a new independent director,” said Steven M. Mariano, Chairman, President and CEO of Patriot National. “Mike is a specialist dedicated to financial services placements including all lines of insurance, and throughout his 40-year career he has recruited over 3,000 executives worldwide. He is a frequent speaker at many of our industry’s highest profile events and brings extensive experience in the life/P&C /health lines of business that will be of high value to our corporate governance initiatives and practices.”

From 1984 to 1995, Mr. Corey was the sole owner, CEO and senior business developer for the Chicago Search Group, which was the largest insurance-focused retained search firm in the country at that time. He was involved in the recruitment of insurance executives in all product lines including employee benefits and technology.

Mr. Corey currently serves as a Trustee on the board of the American College. He has been involved with the Actuarial Foundation as a trustee and a trustee emeritus and has served as a board member of Irish Life Assurance Company.

About Patriot National

Patriot National, Inc. is a national provider of comprehensive technology and outsourcing solutions that help insurance companies and employers mitigate risk, comply with complex regulations and save time and money. Patriot National provides general agency services, technology outsourcing, software solutions, specialty underwriting and policyholder services, claims administration services, self-funded health plans and employment pre-screening services to its insurance carrier clients, employers and other clients. Patriot National is headquartered in Fort Lauderdale, Florida. For more information about Patriot National, please visit www.patnat.com.

Patriot National, Inc.

Forward Looking Statements

This press release may include statements that may be deemed to be forward-looking statements. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “Guidance,” and similar expressions are used to identify these forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties, and there are important factors that could cause actual results to differ materially from those indicated in these statements including those matters contained in our filings with the Securities and Exchange Commission. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance or events and that results may differ materially from statements made in or suggested by the forward-looking statements contained in this press release. Any forward-looking statement that we may make in this press release speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments.

Media and Investor Contacts:

Julie MacMedan (310) 622-8242

Paige Hart (310) 622-8244

Financial Profiles, Inc.

PatriotNational@finprofiles.com

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